EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

R. Jay Gerken, Trustee and President, and Kaprel Ozsolak, Principal Financial and Accounting Officer of Western Asset/Claymore Inflation-Linked Securities & Income Fund (the “Registrant”), each certify to the best of his knowledge that:

1.         The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.         The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Financial and
Trustee and President	Accounting Officer

Western Asset/Claymore Inflation-Linked	Western Asset/Claymore Inflation-Linked
Securities & Income Fund	Securities & Income Fund

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak
R. Jay Gerken	Kaprel Ozsolak
Date: February 24, 2011	Date: February 24, 2011

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.